Exhibit 99.1

RAM Holdings Ltd.
RAM Reinsurance Company Ltd.
46 Reid Street, Hamilton Bermuda
www.ramre.com

RAM Holdings Announces Commutation of $3.5 Billion Par XL Financial Assurance Portfolio including ABS CDOs and RMBS transactions

HAMILTON, Bermuda, July 29, 2008 (BUSINESS WIRE) -- RAM Holdings Ltd. (Nasdaq:RAMR) today announced that its operating subsidiary, RAM Reinsurance Company Ltd. (“RAM Re”) has commuted, effective July 25, 2008, its $3.5 billion portfolio of business assumed from XL Financial Assurance Ltd. (“XLFA”), a subsidiary of Security Capital Assurance Ltd. for a payment of $94.4 million, which includes returning $8.6 million of unearned premium, net of ceding commissions.

The commuted portfolio of $3.5 billion par outstanding (as of June 30, 2008) consists of:

•	$2.17 billion par of structured finance transactions including
	o	$711 million of 2005 – 2007 vintage collateralized debt obligations of asset-backed securities (ABS CDOs) (all structured as credit derivatives)
	o	$280 million of 2005 – 2007 vintage residential mortgage backed securities (RMBS)

•	$1.30 billion of public finance transactions including
	o	$543 million of international public finance transactions

As of RAM’s March 31, 2008 financial information, the commuted portfolio represented approximately:

• 63% of RAM’s total unrealized losses on ABS CDO credit derivatives contracts

• 72% of total par outstanding of ABS CDOs for which RAM has established credit impairments[1]

• 14% of total loss reserves for RMBS transactions

• 16% of total par outstanding of RMBS for which RAM has established case reserves

XLFA has reported to RAM Re that the ABS CDOs and RMBS transactions in the commuted portfolio experienced substantial further deterioration in the second quarter.

Commenting on the commutation, Vernon M. Endo, RAM’s Chief Executive Officer said, “The commutations represent a milestone in RAM’s efforts to reduce risk, which we believe will significantly improve RAM’s future prospects. As a result of the XLFA commutation, we have reshaped our insurance portfolio by reducing our overall exposure to 2005 – 2007 vintage ABS CDOs and US RMBS by more than 55% and 15%, respectively.”

RAM will provide additional information on the subsequent effect of the commutation on its insurance portfolio and financial results when it releases its earnings for the second quarter (although the XLFA commutation is effective in the third quarter). A date for RAM’s earnings release has not yet been set because RAM has not yet received ceded losses for the second quarter from all of its ceding companies.

Forward-Looking Statements

This release contains statements that may be considered “forward-looking statements.” These statements are based on current expectations and the current views of the economic and operating environment and are not guarantees of future performance. A number of risks and uncertainties, including economic competitive conditions, could cause actual results to differ materially from those projected in forward-looking statements. Our actual results could differ materially from those expressed or implied in the forward-looking statements. Among the factors that could cause actual results to differ materially are (i) changes in general economic conditions, including inflation, foreign currency exchange rates, interest rates and other factors; (ii) decreased demand for financial guaranty insurance as a result of downgrades and losses experienced by our customers, (iii) decreased demand for our reinsurance products; (iv) the loss of significant customers with whom we have a concentration of our reinsurance in force; (v) insolvency or run-off of one or more of our customers; (vi) recapture of our insurance portfolio by our customers or ceding commission increases due to the downgrade of RAM Re’s ratings; (vii) further downgrades in financial strength ratings of RAM Re by Standard & Poor’s or Moody’s; (viii) legislative and regulatory developments; (ix) changes in regulation or tax laws applicable to us or our customers; (x) more severe losses or more frequent losses associated with our products including losses related to mortgage exposure; (xi) losses on credit derivatives including losses related to ABS CDOs; (xii) changes in our accounting policies and procedures that impact the Company’s reported financial results; and (xiii) other risks and uncertainties that have not been identified at this time. The Company undertakes no obligation to revise or update any forward-looking statement to reflect changes in conditions, events, or expectations, except as required by law.

Explanation of Non-GAAP Financial Measures

1 Credit Impairments: Embedded in the derivative liabilities are credit impairments which are expected to be paid out over the term of the credit default swap policies. The credit impairments are a non GAAP metric reported as management believes this information to be useful to analysts, rating agencies and investors to review the results of our entire portfolio of policies. Management considers our credit derivative policies as a normal extension of our financial guarantee business and reinsurance in substance.

About RAM

RAM Holdings Ltd. is a Bermuda-based holding company. Its operating subsidiary RAM Reinsurance Company Ltd. provides financial guaranty reinsurance for U.S. and international public finance and structured finance transactions. More information can be found at www.ramre.com.

Contact Information:

RAM Holdings Ltd., Hamilton Victoria Guest, 441-298-2116 vguest@ramre.bm